UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of May 16, 2008, Smithfield Foods, Inc. (the “Company”) and The Smithfield Packing Company, Incorporated (“Smithfield Packing” and collectively with the Company, the “Borrowers”) executed a secured uncommitted line of credit agreement (the “Short-Term Credit Agreement”) with Citibank, N.A. (“Citibank”). In connection with the Short-Term Credit Agreement, Smithfield Packing entered into a Security Agreement in favor of Citibank and a Deed of Trust, Assignment of Leases and Security Agreement (the “Deed of Trust”) as grantor for the benefit of Citibank.

Under the Short-Term Credit Agreement, Citibank may from time to time make advances to the Borrowers through November 18, 2008 up to $150 million. The proceeds of any advances under the Short-Term Credit Agreement are to be used solely for general corporate purposes.

Pursuant to the Security Agreement and the Deed of Trust, the Short-Term Credit Agreement is secured by liens of the real property, and the equipment related thereto, known as Smithfield Packing’s Tar Heel facility in Bladen County, North Carolina.

Under the Short-Term Credit Agreement, Citibank will consider the following two types of requests for advances by the Borrowers:

•	Eurodollar Rate Advances, which have an interest rate derived from a LIBOR based formula; and

•	Quoted Rate Advances, which have an interest rate quoted by the lender and agreed to by the Borrowers.

The Short-Term Credit Agreement terminates on the earlier of:

•	November 18, 2008; or

•	the date either party thereto provides written notice of termination (collectively, such date is referred to as the “Termination Date”).

The Company is required to repay principal amounts borrowed under the Short-Term Credit Agreement on the earliest to occur of:

•	demand;

•	the Termination Date; and

•	the last day of the interest period of such advance.

The Borrowers may elect to prepay principal at any time.

The Short-Term Credit Agreement also contains standard representations and warranties and indemnification obligations by the Company.

On May 20, 2008, the Company borrowed $100 million under the Short-Term Credit Agreement under a Quoted Rate Advance at an approximate interest rate of 6.57%. The Company used the borrowings from the Short-Term Credit Agreement to pay down the Company’s U.S. revolving credit facility.

The Short-Term Credit Agreement is filed as Exhibit 10.1 to this report, the Security Agreement is filed as Exhibit 10.2 to this report and the Deed of Trust is filed as Exhibit 10.3 to this report.

The foregoing summary description of such agreements and the transactions contemplated by them are qualified in their entirety by reference to the complete text of such agreements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1	Uncommitted Line of Credit Agreement, dated as of May 16, 2008, between Smithfield Foods, Inc., The Smithfield Packing Company, Incorporated and Citibank, N.A.

	Exhibit 10.2	Security Agreement, dated as of May 16, 2008, by and between The Smithfield Packing Company, Incorporated in favor of Citibank, N.A.

	Exhibit 10.3	Deed of Trust, Assignment of Leases and Security Agreement, dated as of May 16, 2008, by and among The Smithfield Packing Company, Incorporated, as grantor, to First American Title Insurance Company, as trustee, for the benefit of Citibank, N.A., as beneficiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: May 22, 2008	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Uncommitted Line of Credit Agreement, dated as of May 16, 2008, between Smithfield Foods, Inc., The Smithfield Packing Company, Incorporated and Citibank, N.A.

Exhibit 10.2	Security Agreement, dated as of May 16, 2008, by and between The Smithfield Packing Company, Incorporated in favor of Citibank, N.A.

Exhibit 10.3	Deed of Trust, Assignment of Leases and Security Agreement, dated as of May 16, 2008, by and among The Smithfield Packing Company, Incorporated, as grantor, to First American Title Insurance Company, as trustee, for the benefit of Citibank, N.A., as beneficiary.